Exhibit 99.3

Class A-3 Swap Confirmation

Deutsche Bank Deutsche Bank AG New York 60 Wall Street New York, NY 10005 Telephone: 212-250-9425 Facsimile: 212-797-0779

Date:	June 29, 2007
To:	THE BANK OF NEW YORK, not in its individual or corporate capacity but solely as Supplemental Interest Trustee for Alternative Loan Trust 2007- HY7C
Attn:	Matthew Sabino
Fax No:	212-815-6093
From:	DEUTSCHE BANK AG, NEW YORK BRANCH
Our Reference:	Global No. N633924N

Swap Transaction Confirmation

The purpose of this letter agreement (“Confirmation”) is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the “Transaction”) between Deutsche Bank AG, New York Branch (“Party A” or “DBAG”) and THE BANK OF NEW YORK, not in its individual or corporate capacity but solely as Supplemental Interest Trustee for Alternative Loan Trust 2007-HY7C (“Party B” or “Counterparty”).

This Confirmation supersedes any previous Confirmation or other communication with respect to the Transaction and evidences a complete and binding agreement between you and us as to the terms of the Swap Transaction to which this Confirmation relates.  This Confirmation is subject to the terms and conditions of the ISDA Master Agreement dated as of June 29, 2007, between each of DBAG and Counterparty and shall form a part of and be subject to that ISDA Master Agreement (the “Agreement”).

The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated into this Confirmation.  In the event of any inconsistency between the 2000 Definitions and this Confirmation, this Confirmation will govern for the purposes of the Transaction.  References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for the purposes of the 2000 Definitions.  Capitalized terms used in this Confirmation and not defined in this Confirmation or the 2000 Definitions shall have the respective meaning assigned in the Agreement.  Capitalized terms used in this Confirmation and not defined in the Agreement, this Confirmation or the 2000 Definitions shall have the respective meaning assigned in the Pooling and Servicing Agreement dated as of June 1, 2007, (the “PSA”) among CWALT, Inc., as depositor, Countrywide Home Loans, Inc., as a seller, Park Granada LLC, as a seller, Park Monaco Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer and The Bank of New York, as trustee. Each party hereto agrees to make payment to the other party hereto in accordance with the provisions of this Confirmation and of the Agreement.

Chairman of the Supervisory Board: Clemens Börsig
Management Board: Josef Ackermann (Chairman), Hugo Banziger, Tessen von Heydebreck, Anthony Di Iorio, Hermann-Josef Lamberti

1. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

General Terms

Notional Amount:
In respect of each Calculation Period ending on a Floating Rate I Payer Period End Date or a Floating Rate II Payer Period End Date, as applicable, the Class Certificate Balance of the Class A-3 Certificates (CUSIP
02150V AC9) immediately preceding the Distribution Date in the same calendar month of such Floating Rate I Payer Period End Date or Floating Rate II Payer Period End Date (determined for this purpose without adjustment to Floating Rate I Payer Period End Dates, Floating Rate II Payer Period End Dates or Distribution Dates for any Business Day Convention).

Trade Date:	June 15, 2007
Effective Date:	June 29, 2007
Termination Date:
The earlier of (i) the date on which the Notional Amount has been reduced to zero, and (ii) August 25, 2037 (the earlier of (i) or (ii) subject to adjustment in accordance with the Following Business Day Convention in the case of Floating Amount I and Floating Amount II).

Floating Amount I

Floating Rate I Payer:	Party A
Floating Rate I Payer Period End Dates:	The 25th day of each month from and including July 25, 2007, to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Floating Rate I Payer Payment Dates:	Early Payment shall be applicable. Each Floating Rate I Payer Payment Date shall be one (1) Business Day prior to the related Floating Rate I Payer Period End Date.
Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	One Month
Spread:
Plus (i) 0.23% per annum in respect of each Calculation Period with a Floating Rate I Payer Period End Date falling on or before the Optional Termination Date, and (ii) 0.46% per annum in respect of each Calculation Period (if any) with a Floating Rate I Payer Period End Date falling in the period after the Optional Termination Date.

Floating Rate I Day Count Fraction:	Actual/360
Reset Dates:	The first day of each Calculation Period.
Compounding:	Inapplicable
Floating Amount II
Floating Rate II Payer:	Party B
Floating Rate II Payer Period End Dates:	The 25th day of each month from and including July 25, 2007, to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Floating Rate II Payer Payment Dates:	The 25th day of each month from and including July 25, 2007, to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Floating Amount II:
Notwithstanding Section 6.1 of the 2000 Definitions, in respect of each Calculation Period ending on a Floating Rate II Payer Period End Date, the sum of:

(a) (i) the product of (A) the Swap Fee Rate, (B) the Notional Amount and (C) the Floating Rate II Day Count Fraction;

(b) the product of (i) the Pass-Through Rate for the Class A-3 Certificates in respect of the Distribution Date in the same calendar month as such Floating Rate II Payer Period End Date, (ii) the Notional Amount and (iii) the Floating Rate II Day Count Fraction; and

(c) all amounts required under Sections 4.02(c) and 4.02(e)(i) of the PSA to be deposited in the Class A-3 Swap Account with respect to any Current Interest, Interest Carry Forward Amount and Net Rate Carryover in respect of the Class A-3 Certificates in respect of the Distribution Date in the same calendar month as such Floating Rate II Payer Period End Date.

Swap Fee Rate:
(i) 0.07% per annum in respect of each Calculation Period with a Floating Rate II Payer Period End Date falling on or before the Optional Termination Date, and (ii) 0.14% per annum in respect of each Calculation Period (if any) with a Floating Rate II Payer Period End Date falling in the period after the Optional Termination Date.

Floating Rate II Day Count Fraction:	Actual/360
Reset Dates:	The first day of each Calculation Period.
Compounding:	Inapplicable
Other Provisions
Business Days:	New York
Amendment to Section 2(c) of the Agreement:
Notwithstanding anything to the contrary in Section 2(c) of the Agreement, amounts that are payable with respect to Calculation Periods which end in the same calendar month (prior to any adjustment of period end dates) shall be netted, as provided in Section 2(c) of the Agreement, even if such amounts are not due on the same payment date.  For avoidance of doubt, any payments pursuant to Section 6(e) of the Agreement in respect of this Transaction shall be subject to netting in accordance with the Agreement.

Procedural Terms
Account Details:
Payments to Party A:	Deutsche Bank Trust Company Americas, New York Acct# 01 473 969 Swift Code: BKTRUS33 Favor of: Deutsche Bank AG, New York
Payments to Party B:	The Bank of New York New York, NY ABA # 021-000-018 GLA # 111-565 For Further Credit: TAS A/C 540958 Attn: Matthew J. Sabino 212-815-6093 Fax: 212-815-3986

This agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer sign this Confirmation and return it via facsimile to:

Attention: Derivative Documentation
Telephone: 44 20 7547 4755
Facsimile: 44 20 7545 9761
E-mail: derivative.documentation@db.com

This message will be the only form of Confirmation dispatched by us. If you wish to exchange hard copy forms of this Confirmation, please contact us.

For and on behalf of DEUTSCHE BANK AG, NEW YORK BRANCH	For and on behalf of THE BANK OF NEW YORK, not in its individual or corporate capacity but solely as Supplemental Interest Trustee for Alternative Loan Trust 2007- HY7C
/s/ Chris Flannigan Name: Title: Date:	/s/ Michelle Penson Name: Michelle K. Penson Title: Vice President Date:
/s/ Diane Anderson Name: Title: Date: